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                                                                EXHIBIT 21.1



       Subsidiaries of Psychiatric Solutions, Inc., a Delaware corporation

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Name                                                                   State
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

Aeries Healthcare Corporation                                        Delaware
Aeries Healthcare of Illinois, Inc.                                  Illinois
Collaborative Care Corporation                                       Tennessee
Cypress Creek Real Estate, L.P.                                      Texas
Holly Hill Real Estate, LLC                                          North Carolina
InfoScriber Corporation                                              Delaware
Neuro Institute of Austin, L.P.                                      Texas
Neuro Rehab Real Estate, L.P.                                        Texas
PSI Cedar Springs Hospital, Inc.                                     Delaware
PSI Community Mental Health Agency Management, Inc.                  Tennessee
PSI Hospitals, Inc.                                                  Delaware
PSI Texas Hospitals, LLC                                             Texas
PSI-EAP, Inc.                                                        Delaware
Psychiatric Management Resources, Inc.                               California
Psychiatric Practice Management of Arkansas, Inc.                    Tennessee
Psychiatric Solutions Hospitals, Inc.                                Delaware
Psychiatric Solutions of Alabama, Inc.                               Tennessee
Psychiatric Solutions of Florida, Inc.                               Tennessee
Psychiatric Solutions of North Carolina, Inc.                        Tennessee
Psychiatric Solutions of Oklahoma, Inc.                              Delaware
Psychiatric Solutions of Tennessee, Inc.                             Tennessee
Riveredge Real Estate, Inc.                                          Illinois
Solutions Center of Little Rock, Inc.                                Tennessee
Sunstone Behavioral Health, Inc.                                     Tennessee
Texas Cypress Creek Hospital, L.P.                                   Texas
Texas Laurel Ridge Hospital, L.P.                                    Texas
Texas Oaks Psychiatric Hospital, L.P.                                Texas
Texas San Marcos Treatment Center, L.P.                              Texas
Texas West Oaks Hospital, L.P.                                       Texas
The Counseling Center of Middle Tennessee, Inc.                      Tennessee
West Oaks Real Estate, L.P.                                          Texas
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